UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14 (c)

of the Securities Exchange Act of 1934

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☐ .	Preliminary Information Statement	☐ .	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))
☑ .	Definitive Information Statement

GOLD BILLION GROUP HOLDINGS LIMITED

(Name of Registrant as Specified in Its Charter)

_______________________________________________________________

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GOLD BILLION GROUP HOLDINGS LIMITED

E-702, Block E, Pusat Dagangan Phileo Damansara 1

No. 9, Jalan 16/11, Off Jalan Damansara

Petaling Jaya, Selangor, Malaysia

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To the Holders of Common Stock of Gold Billion Group Holdings Limited:

This Information Statement is being circulated to inform the stockholders of action already approved by written consent of a majority stockholder holding the voting rights equivalent to 90.9% of the outstanding shares of our common stock in accordance with Section 228 of the Delaware General Corporation Law. Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be effective until at least 20-calendar days after the mailing of this Information Statement to our stockholders, warrant holders and option holders. Therefore, this Information Statement is being sent to you for informational purposes only.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

The actions to be effective 20-days after the mailing of this Information Statement are as follows: (1) changing the Company’s name from Gold Billion Group Holdings Limited to “Sky Resort International Limited” and (2) effecting a reverse split of the Company’s issued and outstanding common, on a 1 for 100 (1:100) basis, pursuant to which the number of authorized shares of common stock will remain 200,000,000 shares, par value will remain $0.001, following such reverse stock split; any fractional shares post-split will be rounded up to the next whole share.

Attached hereto for your review is an Information Statement relating to the above described action.

By Order of the Board of Directors,

/s/ Kok Seng Yeap

Kok Seng Yeap

Chief Executive Officer

July 19, 2017

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THIS INFORMATION STATEMENT IS BEING PROVIDED TO

YOU BY THE BOARD OF DIRECTORS OF THE COMPANY

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

INFORMATION STATEMENT

July 19, 2017

GENERAL INFORMATION

This Information Statement has been filed with the U. S. Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Stockholders”) of the common stock (the “Common Stock”), par value $0.001 per share, of Gold Billion Group Holdings Limited, a Delaware corporation (the “Company”), to notify such Stockholders of the following:

On or about June 22, 2017, the Company received a written consent in lieu of a meeting of Stockholders from a stockholder, who owns 18,308,345 voting shares representing approximately 90.9% of the 20,143,130 shares of the total issued and outstanding shares of voting stock of the Company (the “Majority Stockholder”) authorizing the Company’s Board of Directors, to effect a name change of the Company to Sky Resort International Limited and a reverse split of the Company’s Common Stock on a one for one hundred (1:100) basis, pursuant to which the number of authorized shares of Common Stock will remain 200,000,000 shares and the par value for the common stock will remain $0.001, following such reverse stock split (the “Reverse Stock Split”); any fractional shares post-split will be rounded up to the next whole share.

On June 22, 2017, the Board of Directors of the Company approved the above-mentioned actions. The Majority Stockholder approved the action by written consent in lieu of a meeting on June 22, 2017, in accordance with the Delaware Corporate law. Accordingly, your consent is not required and is not being solicited in connection with the approval of the actions.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY

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RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors of the Company (the "Board") believes that the stockholders of the Company will benefit from the Name Change and Reverse Stock Split because it may attract potential investment from outside investors which will create a more liquid public market for its common stock. In order to facilitate such transaction, the Board has determined that the capitalization structure of the Company should be simplified. No assurances can be given that such investors will be found.

Accordingly, it was the Board's opinion that the restructuring transactions described above would better position the Company to attract potential business candidates. The Board and the Majority Stockholder approved the above actions on June 22, 2017.

ACTIONS TO BE TAKEN

This Information Statement contains a brief summary of the material aspects of the actions approved by the Board and the Majority Stockholder

PROPOSAL #1 CHANGE OF NAME

Action and Effect

On June 22, 2017, our Board of Directors approved, subject to receiving the approval of a majority of the shareholders of our common stock, an amendment to our Articles of Incorporation to change our name from Gold Billion Group Holdings Limited to “Sky Resort International Limited”

To effect the name change we will file a Certificate of Amendment to our Articles of Incorporation with the Delaware Secretary of State. Concurrently with filing the Certificate of Amendment with the Delaware Secretary of State, we plan to notify the Financial Industry Regulatory Authority (“FINRA”) of the proposed name change and to work with FINRA to obtain a new trading symbol for our common stock.

We believe that the name “Gold Billion Group Holdings Limited” no longer accurately reflects our operations and interests as we have switched our business focus to identify and acquire business opportunities that are in the development stage and are in need of additional funds for expansion or are seeking funds to develop new products and/or services.

Shareholder approval for the name change and required amendment to our Articles of Incorporation was obtained by written consent of a holder of 18,308,345 shares of common stock, representing approximately 90.9% of our issued and outstanding shares of common stock. The change in our name will not become effective until at least twenty (20) days have passed after this Information Statement is first mailed to shareholders of our common stock, the appropriate filings have been made with the Delaware Secretary of State and until the name change is processed by FINRA.

DISSENTERS RIGHTS

Under the General Corporation Law of the State of Delaware, shareholders of our common stock are not entitled to dissenter’s rights of appraisal with respect to our proposed Amendment.

PROPOSAL #2 DECREASE THE NUMBER OF ISSUED AND OUTSTANDING SHARES OF OUR COMMON STOCK

GENERAL

The Board approved a resolution to affect a 1 for 100 reverse stock split. Under this Reverse Stock Split each 100 shares of our Common Stock will be converted automatically into one share of Common Stock. To avoid the issuance of fractional shares of Common Stock, all fractional shares will be rounded up to the next whole share. Any shareholder who owns one or fewer shares will be rounded-up to one whole share. No fractional shares will be issued.

Shareholder approval for the Reverse Stock Split and required amendment to our Articles of Incorporation was obtained by written consent of a holder of 18,308,345 shares of common stock, representing approximately 90.9% of our issued and outstanding shares of common stock. The Reverse Stock Split will not become effective until at least twenty (20) days have passed after this Information Statement is first mailed to shareholders of our common stock, the appropriate filings have been made with the Delaware Secretary of State and until the name change is processed by FINRA. The Company anticipates that the effective date of the Reverse Stock Split will be on or about August 10, 2017.

PLEASE NOTE THAT THE REVERSE STOCK SPLIT WILL NOT CHANGE YOUR PROPORTIONATE EQUITY INTERESTS IN THE COMPANY, EXCEPT AS MAY RESULT FROM THE ISSUANCE OF SHARES PURSUANT TO THE FRACTIONAL SHARES.

PLEASE NOTE THAT THE REVERSE SPLIT WILL HAVE THE EFFECT OF SUBSTANTIALLY INCREASING THE NUMBER OF SHARES THE COMPANY WILL BE ABLE TO ISSUE TO NEW OR EXISTING SHAREHOLDERS BECAUSE THE NUMBER OF AUTHORIZED SHARES AND THE PAR VALUE PER SHARE OF COMMON STOCK WILL REMAIN THE SAME WHILE THE NUMBER OF SHARES ISSUED AND OUTSTANDING WILL BE REDUCED SUBSTANTIALLY.

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Note: Although there will be an increase in the number of shares the Company will be able to issue because the number of authorized shares and par value will remain the same while the number of shares issued and outstanding will be reduced, we do not have any specific plans, agreements, arrangements or understanding with respect to the proposed increase of our authorized but unissued stock as a result of our planned reverse stock split.

PURPOSE AND MATERIAL EFFECTS OF THE REVERSE STOCK SPLIT

The Board of Directors believe that, among other reasons, the number of outstanding shares of our Common Stock have contributed to a lack of investor interest in the Company and has made it difficult to attract new investors and potential business candidates. The Board of Directors has proposed the Reverse Stock Split as one method to attract business opportunities in the Company.

When a company engages in a reverse stock split, it substitutes one share of stock for a predetermined amount of shares of stock. It does not increase the market capitalization of the company. An example of a reverse split is the following. A company has 10,000,000 shares of common stock outstanding. Assume the market price is $0.05 per share. Assume that the company declares a 1-for-100 reverse stock split. After the reverse split, that company will have outstanding 100,000 shares outstanding. The stock will have a market price of $5.00. If an individual investor owned 1,000,000 shares of that company before the split at $0.05 per share, he will own 10,000 shares at $5.00 after the split. In either case, his stock will be worth $50,000. He is no better off before or after. Except that such company hopes that the higher stock price will make that company look better and thus the company will be a more attractive merger target for potential business. There is no assurance that the Company's stock will rise in price after a reverse split or that a suitable merger candidate will emerge.

We believe that the Reverse Stock Split may improve the price level of our Common Stock and that the higher share price could help generate interest in the Company among investors and other business opportunities. However, the effect of the reverse split upon the market price for our Common Stock cannot be predicted, and the history of similar stock split combinations for companies in like circumstances is varied. There can be no assurance that the market price per share of our Common Stock after the reverse split will rise in proportion to the reduction in the number of shares of Common Stock outstanding resulting from the reverse split. The market price of our Common Stock may also be based on our performance and other factors, some of which may be unrelated to the number of shares outstanding.

If the reverse stock split successfully increases the per share price of our Common Stock, the Board of Directors further believes such increase may facilitate future financings by the Company. In addition, the resulting reduction in the number of issued and outstanding shares of Common Stock will provide the Company with additional authorized but unissued shares which could be utilized for future product acquisitions or to otherwise raise funds to help build the Company's business objectives.

The board of directors of the Company may authorize, without further shareholder approval, the issuance of such shares of common stock to such persons, for such consideration, and upon such terms as the board of directors determines. Such issuance could result in a significant dilution of the voting rights and the stockholders' equity, of the existing shareholders.

Issuance of additional common stock may have the effect of deterring or thwarting persons seeking to take control of the Company through a tender offer, proxy fight or otherwise or to bring about removal of incumbent management or a corporate transaction such as merger. For example, the issuance of common stock could be used to deter or prevent such a change of control through dilution of stock ownership of persons seeking to take control or by rendering a transaction proposed by such persons more difficult.

The reverse split will affect all of our stockholders uniformly and will not affect any stockholder's percentage ownership interests in the Company or proportionate voting power, except to the extent that the reverse split results in any of our stockholders owning a fractional share. All stockholders holding a fractional share shall be issued an additional share. In other words, if a shareholder holds 1,000,001 shares in the Company, following the reverse split, the shareholder will own 10,001 shares. The principal effect of the reverse split will be that the number of shares of Common shares issued and outstanding common shares will be reduced from 20,143,130 shares as of June 22, 2017 to approximately 201,432 shares (depending on the number of fractional shares to be rounded-up to one whole share) issued and outstanding . The number of authorized shares and the par value of Common Stock will not be affected. The following chart depicts the capitalization structure of the Company, both, pre- and post-split (the post-split issued shares may differ slightly based on the number of fractional shares):

Common Stock

Pre-Reverse Stock Split	Common
Authorized Common Shares	Issued Shares	Authorized but Unissued
200,000,000	20,143,130	179,856,870

Authorized Common	Post-Reverse Common Stock
Shares	Split Issued Shares	Authorized but Unissued
200,000,000	201,432	199,798,568

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The reverse split will not affect the par value of our Common Stock. As a result, on the effective date of the reverse split, the stated capital on our balance sheet attributable to our Common Stock will be reduced to less than the present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The net income or loss per share and net book value of our Common Stock will be increased because there will be fewer shares of our Common Stock outstanding.

The reverse split will not change the proportionate equity interests of our stockholders, nor will the respective voting rights and other rights of stockholders be altered, except for possible immaterial changes, due to rounding-up any fractional shares. The Common Stock issued pursuant to the reverse split will remain fully paid and non-assessable. The reverse split is not intended as, and will not have the effect of, a "going private transaction" covered by Rule 13e-3 under the Securities Exchange Act of 1934. We will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934.

Stockholders should recognize that they will own a fewer number of shares than they presently own. While we expect that the reverse split will result in an increase in the potential market price of our Common Stock, there can be no assurance that the reverse split will increase the potential market price of our Common Stock by a multiple equal to the exchange number or result in the permanent increase in any potential market price (which is dependent upon many factors, including our performance and prospects). Also, should the market price of our Common Stock decline, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would pertain in the absence of a reverse split. Furthermore, the possibility exists that potential liquidity in the market price of our Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse split. In addition, the reverse split may increase the number of stockholders of the Company who own odd lots (less than 100 shares). Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. Consequently, there can be no assurance that the reverse split will achieve the desired results that have been outlined above.

ANTI-TAKEOVER EFFECTS OF THE REVERSE STOCK SPLIT

THE OVERALL EFFECT OF THE REVERSE STOCK SPLIT MAY BE TO RENDER MORE DIFFICULT THE ACCOMPLISHMENT OF MERGERS OR THE ASSUMPTION OF CONTROL BY A PRINCIPAL STOCKHOLDER, AND THUS MAKE DIFFICULT THE REMOVAL OF MANAGEMENT.

The anti-takeover provisions of Sections 78.411 through 78.445 of the Delaware Corporation Law apply to the Company. Section 78.438 of the Delaware law prohibits the Company from merging with or selling more than 5% of its assets or stock to any shareholder who owns or owned more than 10% of any stock or any entity related to a 10% shareholder for three years after the date on which the shareholder acquired the Company’s shares, unless the transaction is approved by the Company’s Board of Directors.

The provisions also prohibit the Company from completing any of the transactions described in the preceding sentence with a 10% shareholder who has held the shares more than three years and its related entities unless the transaction is approved by our Board of Directors or a majority of our shares, other than shares owned by that 10% shareholder or any related entity. These provisions could delay, defer or prevent a change in control of the Company.

As discussed below, the reason the Reverse Stock Split is being proposed is to increase the amount of shares the Company is able to issue in order to attract potential investors and conduct a financing. This proposal is not the result of management’s knowledge of an effort to accumulate the issuer’s securities or to obtain control of the issuer by means of a merger, tender offer, solicitation or otherwise.

Neither the Company’s Articles nor its By-laws presently contain any provisions having anti-takeover effects and this proposal is not a plan by management to adopt a series of amendments to the Company’s charter or by-laws to institute an anti-takeover provision. The Company does not have any plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences.

The advantage of the Reverse Stock Split will be to permit the Company to pursue financing from investors and issue shares of common stock in exchange for the financing. This is the main purpose for the Reverse Stock Split and if the Reverse Stock Split is not completed, the Company would not be able to issue additional shares sufficient to complete a financing. The main disadvantage to the Reverse Stock Split is that it may have an anti-takeover effect and discourage any potential mergers or tender offers.

As discussed above, the Reverse Stock Split was the subject of a vote of approval by the Board of Directors approving the Reverse Stock Split. There are no rules or practices on any stock exchange that permit such exchange to reserve the right to refuse to list or to de-list any stock which completes a reverse stock split.

DISSENTER’S RIGHTS OF APPRAISAL

Under Delaware Law, dissenting shareholders are not entitled to appraisal rights with respect to this reverse stock split, and we will not independently provide the shareholders with any such right.

PROCEDURE FOR EXCHANGE OF STOCK CERTIFICATES

The Company anticipates that the reverse split will become effective on August 10, 2017, or as soon thereafter as is practicable, which we will refer to as the "effective date." Beginning on the effective date, each certificate representing pre-reverse split shares will be deemed for all corporate purposes to evidence ownership of post-reverse split shares.

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Our transfer agent, Standard Registrar & Transfer Co., Inc., 440 E. 400 S., Suite 200, Salt Lake City, UT 84111, will act as exchange agent for purposes of implementing the exchange of stock certificates. We refer to such person as the "exchange agent." Holders of pre-reverse split shares are asked to surrender to the exchange agent certificates representing pre-reverse split shares in exchange for certificates representing post-reverse split shares in accordance with the procedures set forth in the letter of transmittal enclosed with this Information Statement. No new certificates will be issued to a stockholder until that stockholder has surrendered the stockholder's outstanding certificate(s) together with the properly completed and executed letter of transmittal.

FRACTIONAL SHARES

We will not issue fractional certificates for post-reverse split shares in connection with the reverse split. To the extent any holders of pre-reverse split shares are entitled to fractional shares as a result of the Reverse Stock Split, the Company will issue an additional share to all holders of fractional shares.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES WITHOUT THE LETTER OF TRANSMITTAL.

SUMMARY OF REVERSE STOCK SPLIT

Below is a brief summary of the Reverse Stock Split:

•	The issued and outstanding Common Stock shall be reduced on the basis of 1 post-split share for every 100 shares outstanding. If a shareholder holds 100 shares or less in the Company, following the reverse split, the shareholder will own one share. The consolidation shall not affect any rights, privileges or obligations with respect to the shares of the Common Stock or Voting Preferred Stock existing prior to the consolidation.

•	Stockholders of record of the Common Stock as of June 22, 2017, shall have their total shares reduced on the basis of 1 post-split share of Common Stock for every 100 pre-split shares outstanding. Any shareholder who owns one or fewer shares will be rounded-up to one whole share. No fractional shares will be issued.

•	As a result of the reduction of the Common Stock, the pre-split total of issued and outstanding shares of 20,143,130 shall be consolidated to a total of approximately 201,432 issued and outstanding shares (depending on the number of fractional shares).

•	The Company's authorized number of common stock shall remain at 200,000,000 shares.

•	The par value of the Company's common stock will remain $0.001 per share.

This action has been approved by the Board and the Majority Shareholders, who represent approximately 90.9% of the total issued and outstanding shares of voting stock of the Company.

The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The Board of Directors has fixed the close of business on June 22, 2017, as the record date (the “Record Date”) for the determination of Stockholders who are entitled to receive this Information Statement.

Each share of our common stock entitles its holder to one vote on each matter submitted to the stockholders. However, because the stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock as of the Record Date have voted in favor of the foregoing actions by resolution; and having sufficient voting power to approve such proposals through their ownership of the capital stock, no other consents will be solicited in connection with this Information Statement.

You are being provided with this Information Statement pursuant to Section 14C of the Exchange Act and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, the forgoing action will not become effective until at least 20 calendar days after the mailing of this Information Statement.

This Information Statement is being mailed on or about July 20, 2017 to all Stockholders of record as of the Record Date.

OUTSTANDING VOTING SECURITIES

On or about June 22, 2017, the Company received a written consent in lieu of a meeting of Stockholders from a stockholder, who owns 18,308,345 voting shares representing approximately 90.9% of the 20,143,130 shares of the total issued and outstanding shares of voting stock of the Company.

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The Majority Shareholder executed and delivered to the Company a written consent approving the action set forth herein. Since the action has been approved by the Majority Stockholders, no proxies are being solicited with this Information Statement.

On June 22, 2017, the Board of Directors approved the name change and the one for one hundred reverse stock split.

Delaware Revised Statute 78.2055 , provides in substance that unless the Company’s Articles of Incorporation provides otherwise, stockholders holding a majority of the voting power of the affected class or series may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Stockholders

The following table sets forth certain information known to the Company with respect to beneficial ownership of the Company’s common stock as of the Record Date, the number and percentage of outstanding shares of common stock beneficially owned by each person who beneficially owns:

•	More than 5% of the outstanding shares of our common stock;
•	Each of our officers and directors;
•	All of our officers and directors as a group.

Except as otherwise noted, the persons named in this table, based upon information provided by these persons, have sole voting and investment power with respect to all shares of common stock owned by them.

Names and Address of Beneficial Owner	Number of Common Shares Beneficially Owned	% Beneficially Owned

RichCorp Holdings, Ltd. Brumby Centre, Lot 42, Jalan Muhibbah, 87000, Labuan F.T., Malaysia	18,308,345	90.89%

Kok Seng Yeap (1) Brumby Centre, Lot 42, Jalan Muhibbah, 87000, Labuan F.T., Malaysia	16,514,127	81.98%

All officers and directors as a group (1)	16,514,127	81.98%

(1)	Mr. Kok Seng Yeap Eddy owns 90.2% of the equity of RichCorp and may be deemed to individually beneficially own 16,514,127 shares of the shares of common stock of the Issuer owned by RichCorp. The other 9.8% interest of RichCorp is owned by Alpha Dynasty Limited, a Seychelles Corporation. All the issued share capital of Alpha Dynasty Limited is equally held beneficially by 12 individuals whose individual effective shareholding of the Issuer are below 5%.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “1934 Act Filings”) with the Securities and Exchange Commission (the “Commission”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

The following documents as filed with the Commission by the Company are incorporated herein by reference:

1.       Annual Report on Form 10-K for the year ended December 31, 2016.

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DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding”, is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at Chief Executive Officer, E-702, Block E, Pusat Dagangan Phileo Damansara 1, No. 9, Jalan 16/11, Off Jalan Damansara Petaling Jaya, Selangor, Malaysia, telephone: + 60 03-7772 6616.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may send notification to or call the Company’s principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

By Order of the Board of Directors

/s/ Kok Seng Yeap

Kok Seng Yeap

Chief Executive Officer

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